EXHIBIT 99.1

NEWS RELEASE

FIBROGEN, INC. ANNOUNCES PRICING OF FOLLOW-ON OFFERING OF COMMON STOCK

SAN FRANCISCO, April 6, 2017— FibroGen, Inc. (NASDAQ:FGEN), a science-based biopharmaceutical company, today announced that the company has priced an underwritten follow-on offering, which is expected to raise gross proceeds of approximately $120 million.

FibroGen is offering 5,228,750 shares of its common stock at an offering price of $22.95 per share, before underwriting discounts and commissions. All of the shares are being offered by FibroGen. The offering is expected to close on April 11, 2017, subject to customary closing conditions.

Leerink Partners and Stifel are acting as joint book-running managers for the offering.

These securities are registered pursuant to an automatic shelf registration statement filed with the U.S. Securities and Exchange Commission on March 1, 2017 and the offering is being made only by means of a written prospectus. A copy of the final prospectus relating to these securities, when available, may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, via telephone at (800) 808-7525, ext. 6132 or by email to syndicate@leerink.com; or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, via telephone at (415) 364-2500, or by email to syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FibroGen, Inc.

FibroGen, Inc., headquartered in San Francisco with subsidiary offices in Beijing and Shanghai, is a leading science-based biopharmaceutical company discovering and developing a pipeline of first-in-class therapeutics. The company applies its pioneering expertise in fibrosis and hypoxia-inducible factor (HIF) biology and clinical development to advance innovative medicines for the treatment of anemia, fibrotic disease, and cancer. Roxadustat (FG-4592), the company’s most advanced product candidate, is an oral small molecule inhibitor of HIF prolyl hydroxylase activity in Phase 3 clinical development for the treatment of anemia in chronic kidney disease (CKD), and is entering Phase 3 development for anemia in lower risk myelodysplastic syndromes (MDS). Pamrevlumab (FG-3019), a fully-human monoclonal antibody that inhibits the activity of connective tissue growth factor (CTGF), is in Phase 2 clinical development for the treatment of idiopathic pulmonary fibrosis (IPF), pancreatic cancer, and Duchenne muscular dystrophy (DMD). FibroGen is also developing a biosynthetic cornea in China.

Forward-Looking Statements

This press release includes forward-looking statements, including with respect to the anticipated closing of the offering described herein, intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 1, 2017. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Contact

Karen L. Bergman

FibroGen, Inc.

VP, Investor Relations and Corporate Communications

+1 (415) 978-1433

kbergman@fibrogen.com